Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	September 19, 2024
CONTACT:	Kenneth A. Martinek
Chairman and Chief Executive Officer
PHONE:	(914) 684-2500

NORTHEAST COMMUNITY BANCORP, INC. ANNOUNCES

INCREASE IN QUARTERLY CASH DIVIDEND AND SPECIAL CASH DIVIDEND

White Plains, New York, September 19, 2024 — NorthEast Community Bancorp, Inc. (the “Company”) (NasdaqCM: NECB) announced today that its Board of Directors has declared a special cash dividend of $0.15 per share on its outstanding common stock. Additionally, its Board of Directors has approved an increase in the Company’s quarterly cash dividend from $0.10 per share to $0.15 per share. The increased quarterly dividend and the special cash dividend will be paid on or about November 6, 2024 to shareholders of record as of the close of business on October 4, 2024.

“We are pleased to increase our quarterly dividend to shareholders and to pay a special dividend,” said Kenneth A. Martinek, Chairman and Chief Executive Officer of the Company. “The payment of dividends continues to represent one part of our long-term commitment to enhancing shareholder value.”

About NorthEast Community Bancorp, Inc.

NorthEast Community Bancorp, headquartered at 325 Hamilton Avenue, White Plains, New York 10601, is the holding company for NorthEast Community Bank, which conducts business through its eleven branch offices located in Bronx, New York, Orange, Rockland, and Sullivan Counties in New York and Essex, Middlesex, and Norfolk Counties in Massachusetts and three loan production offices located in New City, New York, White Plains, New York, and Danvers, Massachusetts. For more information about NorthEast Community Bancorp and NorthEast Community Bank, please visit www.necb.com.

Cautionary Note About Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause actual results to differ materially from expected results include, but are not limited to, changes in market interest rates, regional and national economic conditions (including higher inflation and its impact on regional and national economic conditions), legislative and regulatory changes, monetary and fiscal policies of the United States government, including policies of the United States Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, decreases in deposit levels necessitating increased borrowing to fund loans and securities, competition, demand for financial services in NorthEast Community Bank’s market area, changes in the real estate market values in NorthEast Community Bank’s market area, the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns, and changes in relevant accounting principles and guidelines. Additionally, other risks and uncertainties may be described in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available through the SEC’s website located at www.sec.gov. These risks and uncertainties should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.